Exhibit 8.1

List of Subsidiaries

Companhia Paranaense de Energia - COPEL - Subsidiaries and Controlled Companies as of December 31, 2016.

Subsidiary	Jurisdiction of Incorporation	Names under which Business is Conducted
COPEL Geração e Transmissão S.A.	Brazil	COPEL Geração e Transmissão
COPEL Distribuição S.A.	Brazil	COPEL Distribuição
COPEL Telecomunicações S.A.	Brazil	COPEL Telecomunicações
COPEL Renováveis S.A	Brazil	COPEL Renováveis
COPEL Comercialização S.A	Brazil	COPEL Comercialização
Companhia Paranaense de Gás – Compagas	Brazil	Compagas
Centrais Eletricas do Rio Jordao S.A. – Elejor	Brazil	Elejor
UEG Araucária Ltda.	Brazil	UEG Araucária
Dominó Holdings S.A.	Brazil	Dominó Holdings
Cutia Empreendimentos Eólicos SPE S.A	Brazil	Cutia Empreendimentos
Copel Brisa Potiguar S.A	Brazil	Copel Brisa Potiguar
GE Olho D’Água S.A	Brazil	Olho D’Água
GE Boa Vista S.A	Brazil	Boa Vista
GE Farol S.A	Brazil	Farol
GE São Bento do Norte S.A	Brazil	São Bento do Norte
Central Geradora Eólica São Bento do Norte I S.A	Brazil	São Bento do Norte I
Central Geradora Eólica São Bento do Norte II S.A	Brazil	São Bento do Norte II
Central Geradora Eólica São Bento do Norte III S.A	Brazil	São Bento do Norte III
Central Geradora Eólica São Miguel I S.A	Brazil	São Miguel I
Central Geradora Eólica São Miguel II S.A	Brazil	São Miguel II
Central Geradora Eólica São Miguel III S.A	Brazil	São Miguel III
Usina de Energia Eólica Guajiru S.A	Brazil	Guajiru
Usina de Energia Eólica Jangada S.A	Brazil	Jangada
Usina de Energia Eólica Potiguar S.A	Brazil	Potiguar
Usina de Energia Eólica Cutia S.A	Brazil	Cutia
Usina de Energia Eólica Maria Helena S.A.	Brazil	Maria Helena
Usina de Energia Eólica Esperança do Nordeste S.A	Brazil	Esperança do Nordeste
Usina de Energia Eólica Paraíso dos Ventos do Nordeste S.A.	Brazil	Paraíso dos Ventos do Nordeste
Costa Oeste Transmissora de Energia S.A	Brazil	Costa Oeste Transmissora
Marumbi Transmissora de Energia S.A	Brazil	Marumbi Transmissora
Transmissora Sul Brasileira de Energia S.A	Brazil	Transmissora Sul Brasileira
Caiuá Transmissora de Energia S.A.	Brazil	Caiuá Transmissora
Integração Maranhense Transmissora de Energia S.A.	Brazil	Integração Maranhense
Matrinchã Transmissora de Energia (TPNORTE) S.A.	Brazil	Matrinchã Transmissora
Guaraciaba Transmissora de Energia (TPSUL) S.A.	Brazil	Guaraciaba Transmissora
Paranaíba Transmissora de Energia S.A.	Brazil	Paranaíba Transmissora
Mata de Santa Genebra Transmissora S.A.	Brazil	Mata de Santa Genebra
Cantareira Transmissora S.A.	Brazil	Cantareira
São Bento Energia Investimentos e Participações S.A.	Brazil	São Bento Energia
Nova Asa Branca I Energias Renováveis S.A.	Brazil	Nova Asa Branca I
Nova Asa Branca II Energias Renováveis S.A.	Brazil	Nova Asa Branca II
Nova Asa Branca III Energias Renováveis S.A.	Brazil	Nova Asa Branca III
Nova Eurus IV Energias Renováveis S.A.	Brazil	Nova Eurus IV
Santa Maria Energias Renováveis S.A.	Brazil	Santa Maria
Santa Helena Energias Renováveis S.A.	Brazil	Santa Helena
Ventos de Santo Uriel S.A.	Brazil	Ventos de Santo Uriel
Voltalia São Miguel do Gostoso I Participações S.A	Brazil	São Miguel do Gostoso I
Paraná Gás Exploração e Produção S.A	Brazil	Paraná Gás